Exhibit 99.1

GLOBAL MOBILETECH, INC. ANNOUNCES SECOND QUARTER FISCAL 2011 FINANCIAL RESULTS

SPOKANE, WA – February 14, 2011 – Global MobileTech, Inc. (OTCBB: GLMB) today announced its second quarter fiscal 2011 financial results.  For the second quarter of fiscal 2011, the Company reported  revenues of $8.18 million and income before tax of $708,906, compared to revenues of $8.05 million and income before tax of $890,858 in the first quarter of fiscal 2011.

KEY HIGHLIGHTS

	Three Months Ended December 31, 2010	Six Months Ended December 31, 2010

Revenues	$8,183,586	$16,237,712

Gross Profit	$1,267,192	$2,513,600

Income Before Tax	$708,906	$1,599,760

Net Income	$460,792	$1,195,423

Basic earnings per share	$0.15	$0.49
Diluted earnings per share	$0.14	$0.47

Weighted average number of shares (‘000’)
Basic	3,144	2,448
Diluted	3,235	2,527

Aik Fun Chong, President & CEO, stated, “We continue to meet critical milestones in our renewable energy business and expect to keep improving revenues for this segment for the remaining quarters of 2011.”

Revenues in the second quarter of fiscal 2011 were generated by our Malaysian subsidiary, Info-Accent Sdn Bhd.  Our mobile VoIP communications and mobile advertising business segment  accounted for 72% of our total revenues. Revenues from our renewable energy segment accounted for 28% of our total revenues.

For the second quarter of fiscal 2011, gross profit was $1.27 million compared to $1.25 million in the first quarter of fiscal 2011. Gross profit in the second quarter derived from our mobile VoIP communications and mobile advertising segment was $803,262 or 63% of our total gross profit while gross profit from our renewable energy segment was $463,930 or 37%. Gross profit margin in the second quarter from our renewable energy segment was 20% compared with 14% from our mobile VoIP communications and mobile advertising segment.

Income before tax for the three months ended December 31, 2010 totaled $708,906 compared to $890,858 for the three months ended September  30, 2010. Operating profit margin in the second quarter of fiscal 2011 from our renewable energy segment was 7.9% compared with 8.9% from our mobile VoIP communications and mobile advertising segment. For the second fiscal quarter, net income was $460,792 and for the six months ended December 31, 2010, net income was $1,195,423 or earnings per share of $0.47.

About Global MobileTech, Inc.

Global MobileTech, Inc. (“GLMB”) based in Spokane, WA with Asian operations located in Malaysia, is engaged in the provision of renewable energy, mobile VoIP communications and  mobile advertising applications and services. The Company’s operations are organized under two business segments. The first segment handles the development and sale of mobile Voice over Internet Protocol or VoIP communications and mobile advertising applications. The second segment is involved in the design, integration, marketing and sale of solar photovoltaic or PV-wind and solar PV-biomass hybrid power generation applications. The biomass used in the power generation system includes oil palm bio-wastes and forest residues. The target market for GLMB’s products and services include customers from Asia, Europe and the United States. For more information, please visit www.globalmobiletech.com. Information on our website does not comprise a part of this press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contact

Global MobileTech, Inc.

Valerie Looi

509-723-1312

e-mail: valerie.looi@globalmobiletech.com